February 22, 2005

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


We have read the statements made by the Ultra Series Fund
(copy attached) which we understand will be filed with the Commission pursuant to Item 77K of Form N-SAR dated February 22, 2005. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,




PricewaterhouseCoopers LLP